Finisar Announces Third Fiscal Quarter Financial Results

SUNNYVALE, CA -- (Marketwire - March 07, 2013) - Finisar Corporation (NASDAQ: FNSR), a global technology leader for subsystems and components for fiber optic communications, today announced financial results for its third fiscal quarter ended January 27, 2013.

COMMENTARY

"I am pleased to report fiscal third quarter revenues of $238.4 million, which is $6.3 million, or 2.7%, greater than the prior quarter. Our growth in revenues came primarily from sales of 10G and 100G transceivers and transponders for datacom applications," said Jerry Rawls, Finisar's executive Chairman of the Board.

"During the quarter, we continued to invest significantly in technology and product development and made substantial progress on a number of new products for our datacom and telecom products lines. We are planning several compelling product announcements at the OFC show during the week of March 18th in Anaheim, California," said Eitan Gertel, Finisar's Chief Executive Officer.

         FINANCIAL HIGHLIGHTS -THIRD QUARTER ENDED January 27, 2013

Summary GAAP Results                                Third         Second
                                                   Quarter        Quarter
                                                    Ended          Ended
                                                 January 27,    October 28,
                                                    2013           2012
                                                ------------   ------------
                                                 (in thousands, except per
                                                       share amounts)

Revenues                                        $    238,351   $    232,041
Gross margin                                            28.5%          27.5%
Operating expenses                              $     68,841   $     63,820
Operating income (loss)                         $       (797)  $         54
Operating margin                                        (0.3)%          0.0%
Income (loss)                                   $     (3,407)  $        271
Income (loss) per share-basic                   $      (0.04)  $       0.00
Income (loss) per share-diluted                 $      (0.04)  $       0.00

Basic shares                                          93,097         92,780
Diluted shares                                        93,097         94,735

Summary Non-GAAP Results (a)                        Third         Second
                                                   Quarter        Quarter
                                                    Ended          Ended
                                                 January 27,    October 28,
                                                    2013           2012
                                                ------------   ------------
                                                 (in thousands, except per
                                                       share amounts)

Revenues                                        $    238,351   $    232,041
Gross margin                                            30.7%          30.5%
Operating expenses                              $     55,816   $     54,846
Operating income                                $     17,377   $     15,838
Operating margin                                         7.3%           6.8%
Income                                          $     16,390   $     14,205
Income per share-basic                          $       0.18   $       0.15
Income per share-diluted                        $       0.17   $       0.15

Basic shares                                          93,097         92,780
Diluted shares                                        99,094         98,483

(a)  In evaluating the operating performance of Finisar's business, Finisar management utilizes financial measures that exclude certain charges and credits required by U.S. generally accepted accounting principles, or GAAP, that are considered by management to be outside Finisar's core operating results. A reconciliation of Finisar's non-GAAP financial measures to the most directly comparable GAAP measures, as well as additional related information, can be found under the heading
      "Finisar Non-GAAP Financial Measures" below.

Operating Statement Highlights for the third quarter of fiscal 2013:

  Revenues increased to $238.4 million, an increase of $6.3 million, or 2.7%, from $232.0 million in the preceding quarter, primarily driven by growth in revenues from 10G and 100G transceivers and transponders for datacom applications.

  Compared to the preceding quarter, the sale of products for datacom applications increased by $7.8 million, or 5.6%, and the sale of products for telecom applications decreased by $1.5 million, or (1.6)%, as the result of the impact of approximately one month of the annual telecom price reductions that typically go into effect on approximately January 1st, partially offset in the increase in unit sales including tunable XFP transceivers.

  Gross margin increased to 28.5% on a GAAP basis and 30.7% on a non-GAAP basis, from 27.5% and 30.5%, respectively, in the preceding quarter, primarily as a result of higher revenue levels, partially offset by the impact of one month of the annual telecom price reductions that typically go into effect on approximately January 1st.

  GAAP operating loss increased $0.8 million to $0.8 million, or (0.3) % of revenues, compared to an operating gain of $0.05 million, or 0.0% of revenues, in the preceding quarter.

  Non-GAAP operating income increased $1.5 million to $17.4 million, or 7.3% of revenues, compared to $15.8 million, or 6.8% of revenues, in the preceding quarter as the Company was able to hold non-GAAP operating expenses relatively flat while revenues grew.

  Non-GAAP EBITDA increased $2.4 million to $31.1 million, or 13.1% of revenues, compared to $28.7 million, or 12.4% of revenues, in the preceding quarter.

Balance Sheet Highlights for the third quarter of fiscal 2013:

  Cash and cash equivalents totaled $265.5 million at the end of the third quarter, compared to $262.4 million at the end of the preceding quarter.

  At the end of the third quarter, Finisar had approximately $40.0 million in principal amount of convertible notes outstanding with a conversion price of $10.675 per share.

OUTLOOK

The Company currently expects revenues for the fourth quarter of fiscal 2013 to be in the range of $235 to $250 million; GAAP operating margin to be approximately 2%; non-GAAP operating margin to be approximately 7%; and non-GAAP earnings per diluted share to be in the range of approximately $0.15 to $0.19.

CONFERENCE CALL

Finisar will discuss its financial results for the third quarter and current business outlook during its regular quarterly conference call scheduled for Thursday, March 7, 2013, at 2:00 pm PST (5:00 pm EST). To listen to the call you may connect through the Finisar investor relations page at http://investor.finisar.com/ or dial 1-888-417-8533 (domestic) or (719) 457-2697 (international) and enter conference ID 4484284.

An audio replay will be available for two weeks following the call by dialing 1-888-203-1112 (domestic) or (719) 457-0820 and then following the prompts: enter conference ID 4484284 and provide your name, affiliation, and contact number. A replay of the webcast will be available shortly after the conclusion of the call on the Company's website until the next regularly scheduled earnings conference call.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements included in this press release are based upon information available to Finisar as of the date hereof, and Finisar assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those projected. Examples of such risks include those associated with: the uncertainty of customer demand for Finisar's products; the rapidly evolving markets for Finisar's products and uncertainty regarding the development of these markets; Finisar's historical dependence on sales to a limited number of customers and fluctuations in the mix of products and customers in any period; ongoing new product development and introduction of new and enhanced products; challenges related to the integration of the recently completed RED-C acquisition; the challenges of rapid growth followed by periods of contraction; and intensive competition. Further information regarding these and other risks relating to Finisar's business is set forth in Finisar's annual report on Form 10-K (filed June 29, 2012) and quarterly SEC filings.

ABOUT FINISAR

Finisar Corporation (NASDAQ: FNSR) is a global technology leader for fiber optic subsystems and components that enable high-speed voice, video and data communications for telecommunications, networking, storage, wireless, and cable TV applications. For more than 20 years, Finisar has provided critical optics technologies to system manufacturers to meet the increasing demands for network bandwidth and storage. Finisar is headquartered in Sunnyvale, California, USA with R&D, manufacturing sites, and sales offices worldwide. For additional information, visit www.finisar.com.

FINISAR FINANCIAL STATEMENTS

The following financial tables are presented in accordance with GAAP.

                            Finisar Corporation
                        Consolidated Balance Sheets
                               (in thousands)

                      January 27,   October 28,    July 29,      April 30,
                         2013          2012          2012          2012
                     ------------  ------------  ------------  ------------
                      (Unaudited)   (Unaudited)   (Unaudited)
                     ------------  ------------  ------------  ------------
       ASSETS
Current assets:
  Cash and cash
   equivalents       $    265,454  $    262,432  $    220,409  $    234,544
  Accounts
   receivable, net        155,502       155,949       179,441       167,760
  Accounts
   receivable, other       10,843        15,240        14,972        21,004
  Inventories             202,123       203,554       208,168       218,432
  Prepaid expenses         22,875        25,183        24,430        25,482
                     ------------  ------------  ------------  ------------
    Total current
     assets               656,797       662,358       647,420       667,222
Property, equipment
 and improvements,
 net                      192,381       173,284       165,837       163,817
Purchased intangible
 assets, net               45,823        53,300        43,049        45,177
Goodwill                   91,551        91,098        97,994        81,431
Minority investments          884           884           884           884
Other assets                7,321         7,263         7,393        10,896
                     ------------  ------------  ------------  ------------
    Total assets     $    994,757  $    988,187  $    962,577  $    969,427
                     ============  ============  ============  ============

   LIABILITIES AND
    STOCKHOLDERS'
        EQUITY
Current liabilities:
  Accounts payable   $     67,264  $     72,844  $     71,295  $     72,339
  Accrued
   compensation            28,436        27,901        22,210        27,090
  Other accrued
   liabilities             31,901        22,774        21,456        20,871
  Deferred revenue          9,760         7,868         9,775         8,970
  Current portion of
   long-term debt               -             -             -         3,150
                     ------------  ------------  ------------  ------------
    Total current
     liabilities          137,361       131,387       124,736       132,420
Long-term
 liabilities:
  Convertible notes,
   net of current
   portion                 40,015        40,015        40,015        40,015
  Other non-current
   liabilities             14,078        21,171        16,274        15,175
  Deferred tax
   liabilities              2,512         2,459         2,433         1,972
                     ------------  ------------  ------------  ------------
    Total
     liabilities          193,966       195,032       183,458       189,582
Stockholders'
 equity:
  Common stock                 93            93            93            91
  Additional paid-in
   capital              2,341,448     2,330,683     2,321,064     2,309,219
  Accumulated other
   comprehensive
   income                  26,904        26,346        22,356        28,720
  Accumulated
   deficit             (1,575,839)   (1,572,432)   (1,572,703)   (1,566,506)
                     ------------  ------------  ------------  ------------
    Finisar
     Corporation
     stockholders'
     equity               792,606       784,690       770,810       771,524
  Non-controlling
   interest                 8,185         8,465         8,309         8,321
                     ------------  ------------  ------------  ------------
    Total
     stockholders'
     equity               800,791       793,155       779,119       779,845
                     ------------  ------------  ------------  ------------
Total liabilities
 and stockholders'
 equity              $    994,757  $    988,187  $    962,577  $    969,427
                     ============  ============  ============  ============

Note - Balance sheet amounts as of April 30, 2012 are derived from the audited consolidated financial statements as of the date.

                            Finisar Corporation
                   Consolidated Statements of Operations
              (Unaudited, in thousands, except per share data)

                                                                    Three
                                                                    Months
                       Three Months Ended     Nine Months Ended     Ended
                      --------------------  --------------------  ---------
                       January    January    January    January    October
                       27, 2013   29, 2012   27, 2013   29, 2012   28, 2012
                      ---------  ---------  ---------  ---------  ---------
Revenues              $ 238,351  $ 242,954  $ 690,918  $ 712,669  $ 232,041
Cost of revenues        168,377    170,215    496,001    500,009    166,167
Amortization of
 acquired developed
 technology               1,930      1,637      5,202      4,796      2,000
                      ---------  ---------  ---------  ---------  ---------
Gross profit             68,044     71,102    189,715    207,864     63,874
Gross margin               28.5%      29.3%      27.5%      29.2%      27.5%
Operating expenses:
  Research and
   development           39,725     36,470    117,514    108,573     39,620
  Sales and marketing    10,398     10,599     31,291     30,310     10,219
  General and
   administrative        12,797     11,766     39,058     39,491     12,919
  Amortization of
   purchased
   intangibles            1,035        959      2,906      2,597      1,062
  Impairment of long-
   lived assets           4,886          -      4,886          -          -
  Restructuring
   recoveries                 -          -          -       (322)         -
                      ---------  ---------  ---------  ---------  ---------
    Total operating
     expenses            68,841     59,794    195,655    180,649     63,820
                      ---------  ---------  ---------  ---------  ---------
Income (loss) from
 operations                (797)    11,308     (5,940)    27,215         54
Interest income             186        151        544        411        162
Interest expense           (648)      (862)    (2,045)    (2,911)      (750)
Loss on debt
 extinguishment               -          -          -       (419)         -
Other income
 (expenses), net           (275)      (355)      (295)     4,168       (101)
                      ---------  ---------  ---------  ---------  ---------
Income (loss) before
 income taxes and
 non-controlling
 interest                (1,534)    10,242     (7,736)    28,464       (635)
Provision (benefits)
 for income taxes         2,153        875      1,733      2,792     (1,062)
                      ---------  ---------  ---------  ---------  ---------
Income (loss) before
 non-controlling
 interest                (3,687)     9,367     (9,469)    25,672        427
Adjust for net
 (income) loss
 attributable to non-
 controlling interest       280       (458)       136       (694)      (156)
                      ---------  ---------  ---------  ---------  ---------
Net income (loss)
 attributable to
 Finisar Corporation  $  (3,407) $   8,909  $  (9,333) $  24,978  $     271
                      =========  =========  =========  =========  =========

Net income (loss) per
 share attributable
 to Finisar
 Corporation common
 stockholders:

  Basic               $   (0.04) $    0.10  $   (0.10) $    0.28  $    0.00
  Diluted             $   (0.04) $    0.09  $   (0.10) $    0.27  $    0.00

Shares used in
 computing net income
 (loss) per share -
 basic                   93,097     91,001     92,624     90,644     92,780
Shares used in
 computing net income
 (loss) per share -
 diluted                 93,097     94,032     92,624     93,904     94,735

FINISAR NON-GAAP FINANCIAL MEASURES

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles, or GAAP, Finisar provides supplemental information regarding the Company's operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or which occur relatively infrequently and which management considers to be outside our core operating results. Some of these non-GAAP measures also exclude the ongoing impact of historical business decisions made in different business and economic environments. Management believes that tracking non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income and non-GAAP net income per share provides management and the investment community with valuable insight into our current operations, our ability to generate cash and the underlying business trends which are affecting our performance. These non-GAAP measures are used by both management and our Board of Directors, along with the comparable GAAP information, in evaluating our current performance and planning our future business activities. In particular, management finds it useful to exclude non-cash charges in order to better correlate our operating activities with our ability to generate cash from operations and to exclude certain cash charges as a means of more accurately predicting our liquidity requirements. We believe that these non-GAAP measures, when used in conjunction with our GAAP financial information, also allow investors to better evaluate our financial performance in comparison to other periods and to other companies in our industry.

In calculating non-GAAP gross profit in this release, we have excluded the following items from cost of revenues in applicable periods:

  Changes in excess and obsolete inventory reserve (predominantly non-cash charges or non-cash benefits);
  Amortization of acquired technology (non-cash charges related to technology obtained in acquisitions);
  Stock-based compensation expense (non-cash charges);
  Acquisition method accounting adjustment for sale of acquired inventory (non-cash charges);
  Reduction in force costs (non-recurring cash charges); and
  Acquisition related retention payments (non-recurring charges).

In calculating non-GAAP operating income in this release, we have excluded the same items to the extent they are classified as operating expenses, and have also excluded the following items in applicable periods:

  Gain or loss on litigation settlements and resolutions and related costs (non-recurring cash charges or benefits);
  Shareholder class action and derivative litigation costs (non-recurring cash expenses associated with the derivative litigation related to our historical stock option granting practices and related to the class action and derivative litigation related to our March 8, 2011 earnings announcement);
  Impairment of long-lived assets (non-cash charges)
  Acquisition related costs (non-recurring cash charges);
  Amortization of purchased intangibles (non-cash charges); and
  Restructuring costs and recoveries (non-recurring charges and benefits).

In calculating non-GAAP income and non-GAAP income per share in this release, we have also excluded the following items in applicable periods:

  Imputed interest related to restructuring (non-cash charges);
  Gains and losses on sales of assets (non-recurring or non-cash losses and cash gains related to the periodic disposal of assets no longer required for current activities);
  Loss related to minority and equity method investments (non-cash charges);
  Dollar denominated foreign exchange transaction losses (gains) (non-cash charges or benefits);
  Other miscellaneous expenses (income) (non-recurring charges or benefits);
  Debt extinguishment loss (non-recurring charges);
  Fair value re-measurement of equity investment (non-cash gain from re-measurement of value of prior investment in an investee); and
  Differences between cash payable for income taxes and the provision for income taxes in accordance with GAAP, less discrete items.

In calculating non-GAAP income per share in this release, we have included the shares issuable upon conversion of our outstanding convertible notes and excluded the interest expenses associated with such notes in such periods where such treatment is dilutive to non-GAAP income (loss) per share.

A reconciliation of this non-GAAP financial information to the corresponding GAAP information is set forth below:

                            Finisar Corporation
      Reconciliation of Results of Operations under GAAP and non-GAAP
              (Unaudited, in thousands, except per share data)

                                                                    Three
                                                                    Months
                       Three Months Ended     Nine Months Ended     Ended
                      --------------------  --------------------  ---------
                       January    January    January    January    October
                       27, 2013   29, 2012   27, 2013   29, 2012   28, 2012
                      ---------  ---------  ---------  ---------  ---------
GAAP to non-GAAP
 reconciliation of
 gross profit:
Gross profit - GAAP   $  68,044  $  71,102  $ 189,715  $ 207,864  $  63,874
Gross margin - GAAP        28.5%      29.3%      27.5%      29.2%      27.5%
Adjustments:
Cost of revenues
  Change in excess
   and obsolete
   inventory reserve        989      1,732      7,858      5,343      2,003
  Amortization of
   acquired
   technology             1,930      1,637      5,202      4,796      2,000
  Stock compensation      2,140      1,596      5,502      5,142      1,876
  Acquisition method
   accounting
   adjustment for
   sale of acquired
   inventory                  -        952      1,363      4,035        722
  Reduction in force
   costs                     17        243        801        844        136
  Acquisition related
   retention payment         73          -        146          -         73
                      ---------  ---------  ---------  ---------  ---------
    Total cost of
     revenue
     adjustments          5,149      6,160     20,872     20,160      6,810
                      ---------  ---------  ---------  ---------  ---------
Gross profit - non-
 GAAP                    73,193     77,262    210,587    228,024     70,684
                      ---------  ---------  ---------  ---------  ---------
Gross margin - non-
 GAAP                      30.7%      31.8%      30.5%      32.0%      30.5%

GAAP to non-GAAP
 reconciliation of
 operating income:
Operating income
 (loss) - GAAP             (797)    11,308     (5,940)    27,215         54
Operating margin -
 GAAP                      -0.3%       4.7%      -0.9%       3.8%       0.0%
Adjustments:
Total cost of revenue
 adjustments              5,149      6,160     20,872     20,160      6,810
Research and
 development
  Reduction in force
   costs                     11        693        188        766          -
  Acquisition related
   retention payment        213          -        435          -        222
  Stock compensation      2,601      2,200      8,940      6,835      3,353
Sales and marketing
  Acquisition related
   retention payment         17          -         37          -         20
  Stock compensation        885        747      2,964      2,378      1,002
General and
 administrative
  Reduction in force
   costs                     25         51         94      1,014         54
  Acquisition related
   retention payment        223          -        476          -        253
  Stock compensation      2,218      1,746      8,003      5,699      2,956
  Acquisition related
   costs                    731        304      1,152      1,602         96
  Litigation
   settlements and
   resolutions and
   related costs              -       (185)        13        (93)       (10)
  Shareholder class
   action and
   derivative
   litigation costs         180        (10)       189        625        (34)
Amortization of
 purchased
 intangibles              1,035        959      2,906      2,597      1,062
Impairment of long-
 lived assets             4,886          -      4,886          -          -
Restructuring
 recoveries                   -          -          -       (322)         -
                      ---------  ---------  ---------  ---------  ---------
    Total cost of
     revenue and
     operating
     expense
     adjustments         18,174     12,665     51,155     41,261     15,784
                      ---------  ---------  ---------  ---------  ---------
Operating income -
 non-GAAP                17,377     23,973     45,215     68,476     15,838
                      ---------  ---------  ---------  ---------  ---------
Operating margin -
 non-GAAP                   7.3%       9.9%       6.5%       9.6%       6.8%

GAAP to non-GAAP
 reconciliation of
 income attributable
 to Finisar
 Corporation:
Income (loss)
 attributable to
 Finisar Corporation
 - GAAP                  (3,407)     8,909     (9,333)    24,978        271
Adjustments:
Total cost of revenue
 and operating
 expense adjustments     18,174     12,665     51,155     41,261     15,784
Imputed interest
 related to
 restructuring              148        206        374        672        164
Other (income)
 expense, net
  Loss (gain) on sale
   of assets                 38       (229)      (151)        (7)      (170)
  Loss related to
   minority and
   equity method
   investments                -          -          -        619          -
  Other miscellaneous
   income                  (101)       351       (261)       601          -
  Foreign exchange
   transaction loss
   (gain)                   431        362       (180)      (280)      (607)
  Debt extinguishment
   loss                       -          -        573        419        573
  Fair value
   remeasurement of
   equity investment          -          -          -     (5,429)         -
Provision for income
 taxes
  Income tax
   provision
   adjustments            1,107       (386)      (711)       109     (1,810)
                      ---------  ---------  ---------  ---------  ---------
Total adjustments        19,797     12,969     50,799     37,965     13,934
                      ---------  ---------  ---------  ---------  ---------
Net income
 attributable to
 Finisar Corporation
 - non-GAAP              16,390     21,878     41,466     62,943     14,205
                      ---------  ---------  ---------  ---------  ---------

Non-GAAP income
 attributable to
 Finisar Corporation  $  16,390  $  21,878  $  41,466  $  62,943  $  14,205
Add: interest expense
 for dilutive
 convertible notes          539        539      1,618      1,617        539
                      ---------  ---------  ---------  ---------  ---------
Adjusted non-GAAP
 income attributable
 to Finisar
 Corporation          $  16,929  $  22,417  $  43,084  $  64,560  $  14,744
                      =========  =========  =========  =========  =========

Non-GAAP income per
 share attributable
 to Finisar
 Corporation common
 stockholders
  Basic               $    0.18  $    0.24  $    0.45  $    0.69  $    0.15
  Diluted             $    0.17  $    0.23  $    0.44  $    0.66  $    0.15
Shares used in
 computing non-GAAP
 income per share
 attributable to
 Finisar Corporation
 common stockholders
  Basic                  93,097     91,001     92,624     90,644     92,780
  Diluted                99,094     97,781     98,891     97,652     98,483

Non-GAAP EBITDA
Non-GAAP income
 attributable to
 Finisar Corporation  $  16,390  $  21,878  $  41,466  $  62,943  $  14,205
Depreciation expense     13,306     11,388     39,123     32,978     13,106
Amortization                 86        208        559        624        237
Interest expense            314        505      1,127      1,828        424
Income tax expense        1,046      1,261      2,444      2,683        748
                      ---------  ---------  ---------  ---------  ---------
Non-GAAP EBITDA       $  31,142  $  35,240  $  84,719  $ 101,056  $  28,720
                      =========  =========  =========  =========  =========

Investor Contact:
Kurt Adzema
Chief Financial Officer
408-542-5050
Investor.relations@finisar.com

Press contact:
Victoria McDonald
Sr. Manager, Corporate Communications
408-542-4261